EXHIBIT 24



                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K/A) of First Financial Corporation of our report dated January 17, 1994, included in the 1993 Annual Report to Shareholders of First Financial Corporation.

Our audits also included the financial statement schedule of First Financial Corporation listed in Item 14(a). This schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements No. 2-90005 on Form S-8 dated March 16, 1984, No. 33-17304 on Form S-8 dated September 17, 1987, and No. 33-36295 on Form S-8 dated August 9, 1990, in the PostEffective amendment No. 5 to Form S-1 on Form S-8 (Registration No. 33-16948) dated May 12, 1988, and No. 33-69856 on Form S-8 dated October 1, 1993, with respect to the consolidated financial statements and schedule of First Financial Corporation incorporated by reference in the Amended Annual Report (Form 10-K/A No.1) for the year ended December 31, 1993.


/s/ Ernst & Young
- - ----------------------

Milwaukee, Wisconsin
January 26, 1995


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